Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Mick Reynolds
	CEO	Executive Vice President/CFO
	541-686-8685	541-686-8685

www.therightbank.com
Email: banking@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Third Quarter 2013 Results

Loan Growth and Interest Recoveries Drive Earnings

EUGENE, Ore., October 16, 2013 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the third quarter 2013.

Recent highlights:

•	Net income $3.9 million or $0.22 per diluted share.

•	Organic loan growth continued for seventh consecutive quarter.

•	Period-end core deposits totaled $1 billion.

•	Net loan recoveries recorded during the quarter.

•	Declared fourth quarter 2013 quarterly cash dividend of $0.10 per share, an increase of $0.01 over the prior quarter, and special cash dividend of $0.12 per share.

•	Total risk-based capital ratio of 16.42%, significantly above the 10.00% minimum for “well-capitalized” designation.

•	Recognized by the Nonprofit Network of Southwest Washington with the Nonprofit Excellence in Corporate Community Support Award.

Net income

Net income for third quarter 2013 was $3.9 million or $0.22 per diluted share compared to net income of $3.4 million or $0.19 per diluted share in third quarter 2012. Included in the period were loan recoveries and interest recoveries, on two loans, totaling $613 thousand and $982 thousand, respectively. Also included in the period was a $728 thousand write down on a commercial land development property held in other real estate. Return on average assets, average book equity, and average tangible equity were 1.09%, 8.77%, and 10.12%, respectively, in third quarter 2013, compared to 1.03%, 7.52%, and 8.56% for the same quarter last year.

“We are pleased with the recent quarter and year-to-date results that reflect the excellent work of all departments within the bank,” said Hal Brown, chief executive officer. “Loan and deposit growth strongly supported the board’s decision to increase our regular dividend,” added Brown.

Loan growth

Outstanding gross loans at September 30, 2013, were $978.7 million, up $18.2 million over the prior quarter end and up $141.7 million from third quarter 2012. After removing the loans acquired in the Century Bank transaction, organic loan growth for the first nine months of 2013 was $59.7 million representing an annualized growth rate of 9.15%. Loan growth for the third quarter was primarily centered in construction lending and commercial loans. At September 30, 2013, loans to dental professionals totaled $303.9 million representing 31.05% of the total loan portfolio. Outstanding loans to dental professionals grew 12.23% during the first nine months of 2013 and 23.74% over September 30, 2012. National dental lending at September 30, 2013, totaled $122.5 million, up $20.2 million during the third quarter.

“We are pleased to report that the sustained loan growth has been attributable to long standing commercial clients who are now taking advantage of the improving economy, combined with our strong health care referral network and concerted calling efforts on the part of our bankers,” said Roger Busse, president and chief operating officer. “While competition for loans continues, we anticipate that our strong loan pipelines should lead to continued growth,” added Busse.

Core deposit growth accelerates

Period-end Company-defined core deposits at September 30, 2013, were $1.0 billion and represented an increase of $56.9 million from the prior quarter end, reflecting the typical seasonal growth pattern during the last half of the year. At period-end September 30, 2013, noninterest-bearing demand deposits totaled $379.6 million and represented 37.37% of core deposits. Century Bank core deposit retention remained strong with September 30, 2013 balances at 94.31% of the February 1, 2013 acquisition total.

Net interest margin

The third quarter 2013 net interest margin, on a tax equivalent basis, was 4.58%, representing a linked-quarter increase of 38 basis points from second quarter 2013, and an increase of 42 basis points from third quarter 2012. Included in the third quarter net interest margin was $982 thousand of interest recoveries, which contributed 30 basis points to the third quarter margin. In addition, the accretion of the Century Bank loan fair value market adjustment positively impacted the net interest margin by 5 basis points.

Classified assets, provisioning and loan statistics

At September 30, 2013, classified assets totaled $54.5 million and represented 30.25% of regulatory capital, compared to $56.1 million and 31.18% of regulatory capital at December 31, 2012. Classified asset levels were temporarily increased by $5.8 million as a result of the Century Bank acquisition. Third quarter 2013 classified assets were lower than pre-acquisition levels.

Nonperforming assets, a subcategory of classified assets, totaled $21.8 million at September 30, 2013, or 1.50% of total assets, a decrease from December 31, 2012, and September 30, 2012, ratios of 1.92% and 2.14%, respectively. Nonperforming assets were comprised of $5.2 million of nonperforming loans, net of government guarantees, and $16.6 million in other real estate owned. Loans past-due 30-89 days were 0.37% of total loans at September 30, 2013, compared to 0.30% at December 31, 2012. This is the seventeenth consecutive quarter in which this ratio was near or below one percent.

Classified dental loans totaled 2.16% of total dental loans with net charge offs of $377 thousand through September 30, 2013. National dental lending statistics remain positive with no loans past due, and 0.60% of the national dental lending portfolio considered classified.

“Principal and interest recoveries of more than $1.7 million during the quarter reflected the successful efforts of our legal and special assets teams who diligently work on problem loan collection well after loan charge offs occurred,” said Casey Hogan, executive vice president and chief credit officer.

The Company made no provision for loan losses during the third quarter 2013, with quarter to date net recoveries of $499 thousand. The allowance for loan losses as a percentage of outstanding loans at September 30, 2013, was 1.72% compared to 1.88% at December 31, 2012, and 1.95% at September 30, 2012. The allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees, improved to 325.94% at September 30, 2013, from 167.87% reported one year ago, reflecting both a reduction in nonperforming loans and an overall general improvement in the quality of the loan portfolio.

Capital levels

The Company’s capital ratios continued to be well above the minimum FDIC “well-capitalized” designated levels. At September 30, 2013, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratios were 11.56%, 15.16% and 16.42%, respectively, as compared to 12.53%, 17.37% and 18.62% at September 30, 2012, reflecting improved capital leverage. The FDIC’s minimum “well-capitalized” ratios are 5.00%, 6.00% and 10.00%, respectively.

In February 2013, the Company’s board of directors authorized a stock repurchase plan. The plan authorizes the repurchase up to 892,000 shares or five percent of the Company’s outstanding shares. The plan commenced on April 1, 2013, with purchases to occur over a 12-month period. No shares were repurchased under the plan.

Noninterest income and expense

Noninterest income for the third quarter was $1.4 million, up $32 thousand over third quarter 2012, reflecting a small increase in both service charge and bankcard income. Noninterest expense in third quarter 2013 was up $1.7 million over third quarter 2012, with a portion of the increase centered in other real estate expense, which includes the effects of the $728 thousand third quarter other real estate write down. In addition, compensation and business development expenses were up, reflecting the addition of business development personnel who have increased calling efforts during 2013 as evidenced by the Bank’s loan growth. The third quarter efficiency ratio was 63.82% compared to 62.70% for third quarter 2012.

Conference call and audio webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the third quarter 2013 on Thursday, October 17, 2013, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call 866-292-1418. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with $1.4 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” “anticipates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan growth, capital strategy, future classified and problem asset migration and credit quality trends and economic conditions generally. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and our significant concentration in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Interest and dividend income
Loans	$14,028	$11,971	$39,793	$36,089
Taxable securities	1,489	1,490	4,164	4,886
Tax-exempt securities	488	420	1,430	1,162
Federal funds sold & interest-bearing deposits with banks	2	2	7	4

	16,007	13,883	45,394	42,141

Interest expense
Deposits	801	992	2,586	3,149
Federal Home Loan Bank & Federal Reserve borrowings	292	364	905	1,259
Junior subordinated debentures	51	38	140	116
Federal funds purchased	5	4	12	20

	1,149	1,398	3,643	4,544

Net interest income	14,858	12,485	41,751	37,597
Provision for loan losses	—	—	250	1,900

Net interest income after provision for loan losses	14,858	12,485	41,501	35,697

Noninterest income
Service charges on deposit accounts	487	463	1,436	1,359
Other fee income, principally bankcard	432	408	1,217	1,205
Mortgage banking income	—	—	—	72
Bank-owned life insurance income	131	157	387	432
Loss on sale of investment securities	—	—	(8)	—
Impairment losses on investment securities (OTTI)	—	—	(16)	—
Other noninterest income	397	387	1,248	1,290

	1,447	1,415	4,264	4,358

Noninterest expense
Salaries and employee benefits	5,541	4,720	16,344	14,721
Premises and equipment	919	838	2,746	2,553
Data processing	659	538	1,954	1,543
Legal and professional fees	421	435	1,460	1,378
Business development	421	376	1,375	1,088
FDIC insurance assessment	231	285	674	814
Bankcard processing	150	147	418	440
Other real estate expense	1,185	466	1,762	1,082
Merger related expenses (1)	—	—	1,246	—
Other noninterest expense	879	910	2,708	2,579

	10,406	8,715	30,687	26,198

Income before provision for income taxes	5,899	5,185	15,078	13,857
Provision for income taxes	1,959	1,747	4,963	4,587

Net income	$3,940	$3,438	$10,115	$9,270

Earnings per share:
Basic	$0.22	$0.19	$0.57	$0.51

Diluted	$0.22	$0.19	$0.56	$0.51

Weighted average shares outstanding:
Basic	17,888,182	17,978,081	17,865,582	18,166,377
Common stock equivalents attributable to stock-based awards	221,100	152,964	191,046	152,957

Diluted	18,109,282	18,131,045	18,056,628	18,319,334

PERFORMANCE RATIOS
Return on average assets	1.09%	1.03%	0.95%	0.95%
Return on average equity (book)	8.77%	7.52%	7.46%	6.85%
Return on average equity (tangible) (2)	10.12%	8.56%	8.58%	7.81%
Net interest margin (3)	4.58%	4.16%	4.36%	4.28%
Efficiency ratio (4)	63.82%	62.70%	66.69%	62.44%

(1)	Represents expenses associated with the acquisition of Century Bank.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30, 2013	December 31, 2012	September 30, 2012
ASSETS
Cash and due from banks	$42,555	$28,607	$20,840
Interest-bearing deposits with banks	54	94	53

Total cash and cash equivalents	42,609	28,701	20,893
Securities available-for-sale	347,506	389,885	406,175
Loans, less allowance for loan losses and net deferred fees	960,916	854,071	819,922
Interest receivable	4,608	4,520	4,861
Federal Home Loan Bank stock	10,523	10,462	10,557
Property and equipment, net of accumulated depreciation	19,116	19,238	19,478
Goodwill and intangible assets	23,710	22,031	22,068
Deferred tax asset	9,438	6,230	6,803
Taxes receivable	130	—	—
Other real estate owned	16,602	17,972	19,235
Prepaid FDIC assessment	—	1,746	1,998
Bank-owned life insurance	16,008	15,621	15,469
Other assets	3,712	3,010	2,963

Total assets	$1,454,878	$1,373,487	$1,350,422

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$379,598	$329,825	$304,016
Savings and interest-bearing checking	565,204	554,693	520,218
Time $100,000 and over	81,569	73,610	77,790
Other time	91,158	88,026	78,138

Total deposits	1,117,529	1,046,154	980,162
Federal funds and overnight funds purchased	—	11,570	9,385
Federal Home Loan Bank borrowings	145,000	118,000	165,000
Junior subordinated debentures	8,248	8,248	8,248
Accrued interest and other payables	4,423	6,134	4,848

Total liabilities	1,275,200	1,190,106	1,167,643

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 17,888,251 at September 30, 2013, 17,835,088 at December 31, 2012 and 17,900,188 at September 30, 2012	133,597	133,017	133,385
Retained earnings	45,533	44,533	43,113
Accumulated other comprehensive income	548	5,831	6,281

	179,678	183,381	182,779

Total liabilities and shareholders’ equity	$1,454,878	$1,373,487	$1,350,422

CAPITAL RATIOS
Total capital (to risk weighted assets)	16.42%	18.15%	18.62%
Tier I capital (to risk weighted assets)	15.16%	16.90%	17.37%
Tier I capital (to leverage assets)	11.56%	12.33%	12.53%
Tangible common equity (to tangible assets) (1)	10.90%	11.94%	12.10%
Tangible common equity (to risk-weighted assets) (1)	14.47%	16.67%	17.18%
OTHER FINANCIAL DATA
Shares outstanding at end of period	17,888,251	17,835,088	17,900,188
Tangible shareholders’ equity (1)	$155,968	$161,350	$160,711
Book value per share	$10.04	$10.28	$10.21
Tangible book value per share	$8.72	$9.05	$8.98

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.

PACIFIC CONTINENTAL CORPORATION

Loans by Type and Allowance for Loan Losses

(In thousands)

(Unaudited)

	September 30, 2013	December 31, 2012	September 30, 2012
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$47,795	$45,212	$43,080
Residential 1-4 family	49,206	51,437	53,556
Owner-occupied commercial	244,828	219,276	222,374
Nonowner-occupied commercial	164,708	145,315	140,104

Total permanent real estate loans	506,537	461,240	459,114
Construction loans:
Multi-family residential	22,929	17,022	12,794
Residential 1-4 family	29,880	20,390	18,108
Commercial real estate	24,106	23,235	15,817
Commercial bare land and acquisition & development	11,191	10,668	9,887
Residential bare land and acquisition & development	7,053	8,405	9,108

Total construction real estate loans	95,159	79,720	65,714
Total real estate loans	601,696	540,960	524,828
Commercial loans	372,129	325,604	306,870
Consumer loans	3,660	3,581	3,941
Other loans	1,188	1,112	1,334

Gross loans	978,673	871,257	836,973
Deferred loan origination fees	(955)	(841)	(768)

	977,718	870,416	836,205
Allowance for loan losses	(16,802)	(16,345)	(16,283)

	$960,916	$854,071	$819,922

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$16,303	$16,175	$16,346	$14,941
Provision for loan losses	—	—	250	1,900
Loan charge offs	(221)	(1,140)	(1,049)	(2,809)
Loan recoveries	720	1,248	1,255	2,251

Net recoveries (charge offs)	499	108	206	(558)

Balance at end of period	$16,802	$16,283	$16,802	$16,283

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
BALANCE SHEET AVERAGES
Loans(1)	$974,775	$832,845	$949,531	$828,283
Allowance for loan losses	(16,403)	(16,151)	(16,419)	(16,002)

Loans, net of allowance	958,372	816,694	933,112	812,281
Securities and short-term deposits	351,536	399,224	371,495	379,338

Earning assets	1,309,908	1,215,918	1,304,607	1,191,619
Noninterest-earning assets	125,349	111,159	124,062	111,707

Assets	$1,435,257	$1,327,077	$1,428,669	$1,303,326

Interest-bearing core deposits (2)	$625,795	$579,469	$633,338	$578,648
Noninterest-bearing core deposits (2)	346,692	300,091	327,643	290,847

Core deposits (2)	972,487	879,560	960,981	869,495
Noncore interest-bearing deposits	105,408	99,852	108,363	92,827

Deposits	1,077,895	979,412	1,069,344	962,322
Borrowings	174,973	161,215	174,217	156,001
Other noninterest-bearing liabilities	4,144	4,606	3,911	4,252

Liabilities	1,257,012	1,145,233	1,247,472	1,122,575

Shareholders’ equity (book)	178,245	181,844	181,197	180,751

Liabilities and equity	$1,435,257	$1,327,077	$1,428,669	$1,303,326

Shareholders’ equity (tangible)(3)	$154,519	$159,756	$157,657	$158,598

SELECTED MARKET DATA
Eugene market gross loans, period-end	$324,320	$240,013
Portland market gross loans, period-end	390,014	375,234
Seattle market gross loans, period-end	136,178	151,745
National health care gross loans, period-end (4)	128,161	69,981

Total gross loans, period-end	$978,673	$836,973

Eugene market core deposits, period-end (2)	$596,403	$512,842
Portland market core deposits, period-end (2)	256,710	226,576
Seattle market core deposits, period-end (2)	162,538	143,196

Total core deposits, period-end(2)	1,015,651	882,614
Other deposits, period-end	101,878	97,548

Total	$1,117,529	$980,162

Eugene market core deposits, average (2)	$589,123	$508,927
Portland market core deposits, average (2)	240,612	229,913
Seattle market core deposits, average (2)	142,752	140,720

Total core deposits, average (2)	972,487	879,560
Other deposits, average	105,408	99,852

Total	$1,077,895	$979,412

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	5.81%	5.83%	5.70%	5.93%
Yield on average securities (5)	2.53%	2.13%	2.29%	2.35%

Yield on average earning assets (5)	4.93%	4.62%	4.73%	4.79%
Rate on average interest-bearing core deposits	0.33%	0.45%	0.35%	0.49%
Rate on average interest-bearing non-core deposits	1.08%	1.34%	1.16%	1.46%

Rate on average interest-bearing deposits	0.43%	0.58%	0.47%	0.63%
Rate on average borrowings	0.79%	1.00%	0.81%	1.19%

Cost of interest-bearing funds	0.50%	0.66%	0.53%	0.73%

Interest rate spread (5)	4.42%	3.96%	4.20%	4.06%

Net interest margin (5)	4.58%	4.16%	4.36%	4.28%

(1)	Includes loans held-for-sale.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(3)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(4)	National health care loans include loans to heath care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington West of the Cascade Mountain Range.
(5)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $263 and $266 for the three months ended September 30, 2013, and September 30, 2012, respectively and $770 thousand, and $625 thousand for the nine months ended September 30, 2013, and September 30, 2012, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets and Asset Quality Ratios

(In thousands)

(Unaudited)

	September 30, 2013	December 31, 2012	September 30, 2012
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	1,206	1,140	2,517
Owner-occupied commercial	2,235	3,805	3,624
Nonowner-occupied commercial	139	—	—

Total permanent real estate loans	3,580	4,945	6,141
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	—	—	—
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	101	104

Total construction real estate loans	—	101	104

Total real estate loans	3,580	5,046	6,245
Commercial loans	2,361	4,315	4,578

Total nonaccrual loans	5,941	9,361	10,823
90-days past due and accruing interest	—	—	—
Total nonperforming loans	5,941	9,361	10,823

Nonperforming loans guaranteed by government	(786)	(905)	(1,123)
Net nonperforming loans	5,155	8,456	9,700

Other real estate owned	16,602	17,972	19,235

Total nonperforming assets, net of guaranteed loans	$21,757	$26,428	$28,935

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.72%	1.88%	1.95%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	325.94%	193.29%	167.87%
Net loan charge offs (recoveries) as a percentage of average loans, annualized	-0.03%	0.06%	0.09%
Net nonperforming loans as a percentage of total loans	0.53%	0.97%	1.16%
Nonperforming assets as a percentage of total assets	1.50%	1.92%	2.14%
Consolidated classified asset ratio (1)	30.25%	31.18%	32.43%
Past due as a percentage of total loans (2)	0.37%	0.30%	0.47%

(1)	Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Aged Analysis of Loans Receivable (Unaudited)

(In thousands)

As of September 30, 2013

	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Past Due Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Real estate loans
Multi-family residential	$—	$—	$—	$—	$—	$47,795	$47,795
Residential 1-4 family	—	—	—	1,206	1,206	48,000	49,206
Owner-occupied commercial	166	166	—	2,235	2,567	242,261	244,828
Nonowner-occupied commercial	1,096	559	—	139	1,794	162,914	164,708

Total real estate loans	1,262	725	—	3,580	5,567	500,970	506,537
Construction
Multi-family residential	—	—	—	—	—	22,929	22,929
Residential 1-4 family	—	—	—	—	—	29,880	29,880
Commercial real estate	—	—	—	—	—	24,106	24,106
Commercial bare land and acquisition & development	—	—	—	—	—	11,191	11,191
Residential bare land and acquisition & development	—	—	—	—	—	7,053	7,053

Total construction loans	—	—	—	—	—	95,159	95,159
Commercial and other	1,292	325	—	2,361	3,978	369,339	373,317
Consumer	5	—	—	—	5	3,655	3,660

Total	$2,559	$1,050	$—	$5,941	$9,550	$969,123	$978,673

PACIFIC CONTINENTAL CORPORATION

Aged Analysis of Loans Receivable (Unaudited)

(In thousands)

As of September 30, 2012

	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Past Due Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivables
Real estate loans
Multi-family residential	$—	$—	$—	$—	$—	$43,080	$43,080
Residential 1-4 family	208	—	—	2,517	2,725	50,831	53,556
Owner-occupied commercial	—	340	—	3,624	3,964	218,410	222,374
Nonowner-occupied commercial	92	—	—	—	92	140,012	140,104

Total real estate loans	300	340	—	6,141	6,781	452,333	459,114
Construction
Multi-family residential	—	—	—	—	—	12,794	12,794
Residential 1-4 family	192	—	—	—	192	17,916	18,108
Commercial real estate	1,598	—	—	—	1,598	14,219	15,817
Commercial bare land and acquisition & development	—	—	—	—	—	9,887	9,887
Residential bare land and acquisition & development	—	—	—	104	104	9,004	9,108

Total construction loans	1,790	—	—	104	1,894	63,820	65,714
Commercial and other	1,508	—	—	4,578	6,086	302,118	308,204
Consumer	5	—	—	—	5	3,936	3,941

Total	$3,603	$340	$—	$10,823	$14,766	$822,207	$836,973

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of September 30, 2013

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Total
Real estate loans
Multi-family residential	$46,487	$—	$1,308	$—	$47,795
Residential 1-4 family	40,181	—	9,025	—	49,206
Owner-occupied commercial	239,091	—	5,737	—	244,828
Nonowner-occupied commercial	158,944	—	5,764	—	164,708

Total real estate loans	484,703	—	21,834	—	506,537
Construction
Multi-family residential	22,929	—	—	—	22,929
Residential 1-4 family	29,683	—	197	—	29,880
Commercial real estate	22,548	—	1,558	—	24,106
Commercial bare land and acquisition & development	10,980	—	211	—	11,191
Residential bare land and acquisition & development	4,475	—	2,578	—	7,053

Total construction loans	90,615	—	4,544	—	95,159
Commercial and other	360,749	—	12,551	17	373,317
Consumer	3,630	—	30	—	3,660

Total	$939,697	$—	$38,959	$17	$978,673

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of September 30, 2012

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Total
Real estate loans
Multi-family residential	$41,744	$—	$1,336	$—	$43,080
Residential 1-4 family	44,899	—	8,657	—	53,556
Owner-occupied commercial	212,243	—	10,131	—	222,374
Nonowner-occupied commercial	136,518	—	3,586	—	140,104

Total real estate loans	435,404	—	23,710	—	459,114
Construction
Multi-family residential	12,794	—	—	—	12,794
Residential 1-4 family	17,916	—	192	—	18,108
Commercial real estate	14,219	—	1,598	—	15,817
Commercial bare land and acquisition & development	9,887	—	—	—	9,887
Residential bare land and acquisition & development	6,096	—	3,012	—	9,108

Total construction loans	60,912	—	4,802	—	65,714
Commercial and other	298,136	—	10,068	—	308,204
Consumer	3,874	—	67	—	3,941

Total	$798,326	$—	$38,647	$—	$836,973